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Exhibit 5.1

CONSENT OF FRASER MILNER CASGRAIN LLP

        We hereby consent to the reference to our opinions on the front cover page of, and under the headings "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations" in, the Prospectus forming a part of the Registration Statement on Form F-10 of Central GoldTrust and to the references to us under the heading "Legal Matters" in such Prospectus. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

/s/ FRASER MILNER CASGRAIN LLP Toronto, Canada September 9, 2011

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  Exhibit 5.1
CONSENT OF FRASER MILNER CASGRAIN LLP